Leafly Holdings, Inc.
2021 Equity Incentive Plan

Amended and Restated Performance Stock Unit Award Agreement

This Amended and Restated Performance Stock Unit Award Agreement (this “Agreement”) is made by and between Leafly Holdings, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), and [●] (the “Participant”), effective as of [●], to amend and restate that certain Performance Stock Unit Award Agreement (“Original Agreement”) by and between the Company and the Participant, effective as of [●] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Leafly Holdings, Inc. 2021 Equity Incentive Plan (as may be further amended, amended and restated or modified from time to time) (the “Plan”), which is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to those terms in the Plan;

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to amend and restate the Original Agreement as provided for herein pursuant to the Plan and the terms set forth herein; and

WHEREAS, the Company and the Participant are parties to the Original Agreement, which they now wish to amend and restate.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Award. The Company hereby grants to the Participant, effective as of the Date of Grant, [●] performance stock units (“PSUs”), on the terms and conditions set forth in the Plan and this Agreement.

2.
Vesting Start Date. [●]

3.
Performance Periods. Three separate performance periods (each, a “Performance Period” apply to the PSUs pursuant to which the following number of PSUs are eligible to vest each Performance Period:

Performance Period	Number of PSUs Eligible to Vest in Performance Period
[●]	[●]

[●]	[●]
[●]	[●]

4.
Vesting and Settlement of PSUs.

(a)
General. Subject to the terms and conditions set forth in the Plan and this Agreement, PSUs are eligible for vesting based on the achievement of the targets established by the Committee (the “Performance Goals”) for the applicable Performance Period, as defined and set forth on Annex A (or as will be determined by the Committee). If all or a portion of the PSUs do not vest for a particular Performance Period based on achievement of the Performance Goals, such unvested PSUs will remain outstanding and will be eligible for vesting if the Company achieves the market capitalization milestone (the “Market Cap Milestone”) set forth on Annex A at any time on or prior to February 4, 2026. In the event the Market Cap Milestone is achieved on or prior to February 4, 2026, all then outstanding unvested PSUs will become fully vested as of the Vesting Date (as defined below).
(b)
Determination of Vested PSUs. PSUs will be treated as vested only as of the date the Committee determines the level of achievement of the Performance Goals for a Performance Period or the achievement of the Market Cap Milestone (the date of each such determination, a “Vesting Date”), subject to the Participant’s continued Service through the applicable Vesting Date.
(c)
Settlement of Vested PSUs. Subject to the terms of this Agreement, the Company will deliver to the Participant within thirty (30) days following the Vesting Date, but in no event later than March 15th of the calendar year following completion of the applicable Performance Period or achievement of the Market Cap Milestone, as applicable, that number of shares of Common Stock equal to the aggregate number of PSUs that the Committee determines have vested (rounded up to the nearest whole PSU and reduced by any shares sold or withheld to satisfy tax withholding requirements). The Company may deliver such shares of Common Stock either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of shares of Common Stock to be issued in respect of the PSUs, registered in the name of the Participant.
(d)
Forfeiture of Unvested PSUs. Subject to earlier forfeiture in the event of the Participant’s termination of Service as set forth in Section 5, all PSUs that do not become vested PSUs (including as a result of the Company not achieving the Market Cap Milestone on or prior to February 4, 2026) will be automatically forfeited to the Company without consideration. The Participant will have no further rights, and the Company will have no further obligations to the Participant, with respect to such unvested, forfeited PSUs.
(e)
Change of Control. In the event of a Change in Control, all then outstanding unvested PSUs will become fully vested and paid out in within thirty (30) days of such Change in Control; provided that such Change in Control constitutes a “change in control event” as defined under Section 409A of the Code.
5.
Termination of Service. Upon a termination of the Participant’s Service for any reason prior to a Vesting Date, any then unvested PSUs as of such termination date will be automatically forfeited to the Company without consideration. The Participant will have no further rights, and the Company will have no further obligations to the Participant, with respect to such unvested, forfeited PSUs (even with respect to any “catch-up” vesting with respect to the Market Cap Milestone). The PSUs and the shares of Common Stock (and any resulting proceeds) will be subject to Sections 12.2 (Termination for Cause) and 12.3 (Right of Recapture) of the Plan.

For purposes of the PSUs, termination of Service will be considered to occur as of the date the Participant is no longer actively providing services to the Company or any Subsidiary (the “Service Recipient”), regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or otherwise rendering services or the terms of the Participant’s employment or service agreement, if any. Unless otherwise determined by the Committee, the Participant’s right to vest in the PSUs, if any, will cease as of this date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or otherwise providing services, or the terms of the Participant’s employment or service agreement, if any). The Company will have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the PSUs (including whether the Participant may still be considered to be actively providing services while on leave of absence).

6.
Tax Withholding Requirements.

(a)
The Participant is ultimately responsible for all taxes owed in connection with the PSUs (e.g., upon vesting and/or receipt of shares thereunder) (“Tax-Related Items”), regardless of any action the Company takes with respect to such Tax-Related Items. The Company will have the right to deduct or withhold from any shares of Common Stock deliverable under this Agreement, or in its discretion to require the Participant to remit to the Company, amounts necessary to satisfy all federal, state, local and other taxes required to be withheld in connection with the settlement of the PSUs, including through open market sales of shares under the PSUs to generate proceeds to satisfy tax withholding obligations.

The Participant agrees to make adequate arrangements satisfactory to the Company and/or a Subsidiary, as applicable, prior to any relevant taxable or tax withholding event, as applicable, to satisfy any applicable tax withholding obligation related to Tax-Related Items. The Company has no obligation to issue shares pursuant to vested PSUs until the Participant has satisfied any tax withholding obligations related to the Tax-Related Items in a manner acceptable to the Company.
The Company may withhold or account for Tax-Related Items by considering statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock, or if not refunded, the Participant may seek a refund from the applicable tax authorities. In the event of under-withholding, the Participant may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Subsidiary to whom the Participant provides services.
(b)
The Participant acknowledges that the Company and any Subsidiary to whom the Participant provides services (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including but not limited to, the grant, the vesting, the issuance of shares of Common Stock upon vesting, the subsequent sale of the shares acquired pursuant to the PSUs, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, the Participant acknowledges that if the Participant is subject to tax in more than one jurisdiction, the Company and/or a Subsidiary may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting the Award, the Participant agrees that the Participant will be deemed to have waived any claims against the Company with respect to any tax consequences related to the PSUs.
7.
Non-Disclosure and Non-Use of the Company’s Trade Secrets or Confidential Information and Restricted Activities. In consideration of the PSUs granted under this Agreement,

(a)
At all times during and following the Participant’s Service, the Participant agrees that he or she will not, either directly or indirectly, and the Participant will not permit any Covered Entity which is Controlled by the Participant to, either directly or indirectly, (i) divulge, use, disclose (in any way or in any manner, including by posting on the Internet), reproduce, distribute, or reverse engineer or otherwise provide the Company’s Trade Secrets or Confidential Information to any person, firm, corporation, reporter, author, producer or similar person or entity; (ii) take any action that would make available Trade Secrets or Confidential Information to the general public in any form; (iii) take any action that uses Trade Secrets or Confidential Information to solicit any client or prospective client of the Company; or (iv) take any action that uses Trade Secrets or Confidential Information for solicitation or marketing for any service or product or on the Participant’s behalf or on behalf of any entity other than the Company with which the Participant may become associated, except (i) as required in connection with the performance of such Participant’s duties to the Company, (ii) as required to be included in any report, statement or testimony requested by any municipal, state or national regulatory body having jurisdiction over the Participant or any Covered Entity which is Controlled by the Participant, (iii) as required in response to any summons or subpoena or in connection with any litigation, (iv) to the extent necessary in order to comply with any law, order, regulation, ruling or governmental request applicable to the Participant or any Covered Entity which is Controlled by the Participant, (v) as required in connection with an audit by any taxing authority, or (vi) as permitted by the express written consent of the Board. In the event that the Participant or any such Covered Entity which is Controlled by the Participant is required to disclose Trade Secrets or Confidential Information pursuant to the foregoing exceptions, the Participant will promptly notify the Company of such pending disclosure and assist the Company (at the Company’s expense) in seeking a protective order or in objecting to such request, summons or subpoena with regard to the Trade Secrets or Confidential Information. If the Company does not obtain such relief after a period that is reasonable under the circumstances, the Participant (or such Covered Entity) may disclose that portion of the Trade Secrets or Confidential Information which counsel to such party advises such party that they are legally compelled to disclose. In such cases, the Participant will promptly provide the Company with a copy of the Trade Secrets or Confidential Information so disclosed. This provision applies without limitation to unauthorized use of Trade Secrets or Confidential Information in any medium, writings of any kind containing such information or materials, including books, and articles, blogs, websites, or writings of any other kind, or film, videotape, or audiotape. If, and only if, the controlling state law applicable to the Participant requires a time limit to be placed on restrictions concerning the post-employment use of Confidential Information for the restriction to be enforceable, then this restriction on the Participant’s use of Confidential Information that is not a Trade Secret will expire two (2) years after the Participant’s employment or other association with the Company ends. This time limit will not apply to Confidential Information that qualifies as a Trade Secret. The Company’s trade secrets will remain protected for as long as they qualify as trade secrets under applicable law.

(b)
Notwithstanding the Participant’s confidentiality obligations set forth in this Section 7, the Participant understands that, pursuant to the Defend Trade Secrets Act of 2016, the Participant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (i) is made (x) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Participant understands that in the event it is determined that disclosure of the

Trade Secrets of the Company or any of its Subsidiaries or Affiliates was not done in good faith pursuant to the above, the Participant will be subject to substantial damages under federal criminal and civil law, including punitive damages and attorneys’ fees.

(c)
Notwithstanding anything to the contrary contained herein, nothing in this Agreement will limit or interfere with the Participant’s right, without notice to or authorization of the Company, to communicate and cooperate in good faith with a Government Agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency. For purposes of this Agreement, “Government Agency” means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission.
(d)
The Participant understands that nothing in this Agreement prohibits or restricts the Participant from disclosing the Participant’s own compensation. The Participant understands that if the Participant is a nonsupervisory employee, nothing in this Agreement prohibits or restricts the Participant from disclosing the Participant’s or others’ terms and conditions of employment, compensation, hours or working conditions with coworkers or union representatives or exercising protected rights under Section 7 of the National Labor Relations Act to the extent that such rights cannot be waived by the Agreement.
(e)
The Participant understands that nothing in this Agreement prevents the Participant from discussing or disclosing information about conduct that the Participant reasonably believes is unlawful discrimination, harassment, or retaliation, a wage-and-hour violation, or sexual assault, that is recognized as unlawful under state, federal or common law, or that is recognized as against a clear mandate of public policy, occurring in the workplace, at work-related events coordinated by or through the Company, or between employees, or between the Company and an employee, whether on or off the employment premises.
8.
Non-Compete; Non-Solicitation; and Non-Disparagement. In further consideration of the PSUs granted under this Agreement:
(a)
Non-Competition. During the term of the Participant’s Service and for 12 months following the termination of the Participant’s Service (the “Restricted Period”), the Participant will not, directly or indirectly, whether for pay or otherwise (i) form or assist others in forming, be employed by, render services of an executive, advertising, marketing, sales, administrative, supervisory technical, research, purchasing or consulting nature, or otherwise assist or lend the Participant’s name, counsel or assistance to, any person or entity that engages in a business that competes with or intends to compete with the Business.
(b)
Non-Solicitation. During the term of the Participant’s Service and during the Restricted Period, the Participant agrees that Participant will not, in any manner, directly or indirectly, solicit any customer or, where allowed by law, Prospective Customer of the Company to whom the Participant provided services, with or for whom the Participant transacted business, or about whom the Participant learned Trade Secrets or Confidential Information during the six (6) months prior to the Participant’s termination, in each case, for the purpose of providing goods or services competitive with the Business. A “Prospective Customer” is any person or entity with whom the Participant has communicated or whom the Participant solicited for the purposes of obtaining or transacting business and/or whom the Participant has analyzed concerning potential business at any time prior to the termination of the Participant’s Service with the Company.
(c)
Non-Solicitation of Participants. During the Restricted Period, the Participant agrees that he or she will not, in any manner, directly or indirectly, solicit, hire, attempt to solicit or attempt to hire any person who is a non-administrative (i.e., non-clerical) employee of the Company, or an employee under the Participant’s control, in each case, during the six (6) months prior to the Participant’s termination, to apply for or accept employment with any person or entity that provides goods or services competitive with the Business, unless the Company first terminated the employment of such person.
(d)
The Participant understands and acknowledges that Sections 8(a),(b) and (c), which contain noncompetition and nonsolicitation provisions, will apply only if and when the Participant’s annualized Earnings (as defined in Section 8(e)) exceed one hundred seven thousand three hundred one dollars and four cents ($107,301.04) per year. The dollar amounts specified in this Section 8(d) will be adjusted annually for inflation in accordance with Chapter 299, Washington State Laws of 2019 (Enacted May 8, 2019).
(e)
"Earnings" means the compensation reflected on box 1 of the Participant’s United States Internal Revenue Service Form W-2 from the Company that is paid to the Participant over the prior year, or portion thereof for which the Participant was employed, annualized and calculated as of the earlier of the date that enforcement of the noncompetition covenant is sought or the date of separation from employment.
(f)
The Participant agrees that during the Restricted Period, regardless of whether the Participant is subject to Sections 8(b) and (c), the Participant will not, directly or indirectly, (i) solicit (including without limitation by recruiting or otherwise making efforts to hire) any employee of the Company to leave the Company, or (ii) solicit any customer of the Company to cease or reduce the extent to which it is doing business with the Company.

(g)
The Participant agrees that during the Restriction Period, the Participant will inform any entity or person with whom the Participant may seek to enter into a business relationship (whether as an owner, employee, independent contractor or otherwise) of the Participant’s contractual obligations under this Agreement. The Participant also understands and agrees that the Company may, with or without prior notice to the Participant and during or after the term of the Participant’s Service, notify third parties of the Participant’s agreements and obligations under this Agreement. The Participant further agrees that, upon written request by the Company, the Participant will respond to the Company in writing regarding the status of the Participant’s employment or proposed employment with any party during the Restriction Period.
(h)
Non-Disparagement. The Participant agrees and covenants that the Participant will not make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company, or any of its products, services, employees, officers, and existing and prospective customers, suppliers, investors, and other associated third-parties. This Section does not, in any way, restrict or impede the Participant from exercising the Participant’s rights under Section 7 of the National Labor Relations Act to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Participant will promptly provide written notice of any such order to an authorized officer of the Company immediately after receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.
9.
Enforcement; Remedies. The Participant acknowledges that the Participant’s expertise in the Business is of a special and unique character which gives this expertise a particular value, and that a breach of Sections 7 or 8 by the Participant will cause serious and potentially irreparable harm to the Company. The Participant therefore acknowledges that a breach of Sections 7 or 8 by the Participant cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, the Participant acknowledges that the Company is entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement. The Participant acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against the Company pursuing other legal or equitable remedies in the event of a breach of this Agreement by the Participant. For purposes of Sections 7 and 8, “Company” will specifically include the Company and its direct and indirect parent entities, subsidiaries, successors and assigns. If the Participant fails to comply with a restriction in this Agreement that applies for a limited period of time after employment, the time period for that restriction will be extended by the greater of either: one day for each day the Participant is found to have violated the restriction, or the length of the legal proceeding necessary to secure enforcement of the restriction; provided, however, that this extension of time will be capped so that the extension of time does not exceed two years from the date their employment ended, and if this extension would make the restriction unenforceable under applicable law it will not be applied (“Fairness Extension”).
10.
Definitions.
(a)
“Business” means the business of a technology-enabled marketplace that allows consumers to access information about, and/or place orders for, cannabis (including hemp) brands, products and/or services, and any other business engaged in or service rendered by, or a business or services planned to be entered into by, the Company during the term of the Participant’s Service.
(b)
“Confidential Information” means any data or information, without regard to form, other than Trade Secrets, that is valuable to the Company and is not generally known by the public. To the extent consistent with the foregoing, Trade Secrets or Confidential Information includes, but is not limited to: (i) the names, addresses, phone numbers, accounts, financial information, and other information concerning patients, referral sources, payors (employers, managed care organizations, workers compensation insurers, and other types of payors) and other clients of the Company; (ii) non-public information and materials describing or relating to the Company’s business or financial affairs, including but not limited to financial and/or investment performance information, personnel matters, products, operating procedures, organizational responsibilities, marketing matters, or policies or procedures of the Company; or (iii) information and materials describing the Company’s existing or new products and services, including analytical data and techniques, and product, service or marketing concepts under development at or for the Company, and the status of such development. Trade Secrets or Confidential Information does not include information that, other than as a result of a breach by the Participant of this Agreement, (x) is or becomes generally known within the relevant industry, or (y) is or becomes known to the Participant other than through the Participant’s work for the Company, or (z) is or becomes generally available to the public.
(c)
“Control” means (i) in the case of a corporate entity, direct or indirect ownership of at least fifty percent (50%) of the stock or securities entitled to vote for the election of directors; and (ii) in the case of a non-corporate entity (such as a limited liability company, partnership or limited partnership), either (x) direct or indirect ownership of at least fifty percent (50%) of the equity interests in such entity, or (y) the power to direct the management and policies of such entity.
(d)
“Covered Entity” means every Affiliate of the Participant, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which the Participant has an investment (whether through debt or equity securities), or maintains any capital contribution or made any outstanding advances to, or in which any Affiliate of the Participant has an ownership interest or profit sharing percentage, or a firm from which the Participant or any Affiliate of the Participant receives or is entitled to receive income, compensation or consulting fees in which the Participant or any Affiliate of the

Participant has an interest as a lender (other than solely as a trade creditor for the sale of goods or provision of services that do not otherwise violate the provisions of this Agreement). The agreements of the Participant contained herein specifically apply to each entity which is presently a Covered Entity (so long as it remains a Covered Entity) or which becomes a Covered Entity subsequent to the date of this Agreement.
(e)
“Trade Secrets” means information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, a prototype, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets also include any information or data described above that the Company obtains from another party and that the Company treats as proprietary or designates as a Trade Secrets, whether or not owned or developed by the Company.
11.
Compliance with Law.

(a) Notwithstanding any other provision of this Agreement, shares of Common Stock will not be issued upon PSU vesting unless the shares issuable are registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The PSUs and the issuance of any shares of Common Stock thereunder also must comply with all other applicable laws and regulations governing the PSUs and the shares issuable thereunder, including any U.S. and non-U.S. state, federal, and local applicable laws, and the Participant will not receive shares if the Company determines that such receipt would not be in material compliance with such applicable laws.

(b) The Participant understands that the Company is under no obligation to register or qualify the PSUs or the shares issuable upon vesting of the PSUs with the U.S. Securities and Exchange Commission or any state or foreign securities commission (or maintain any such registration or qualification if made) or to seek approval or clearance from any governmental authority for the issuance or sale of such shares. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares will relieve the Company of any liability in respect of the failure to issue or sell the shares as to which such requisite authority is not obtained. Further, the Participant agrees that the Company will have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of the shares.

SHARES MAY NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.

(c) The Participant hereby agrees that he or she will in no event sell or distribute all or any part of the shares that may be received pursuant to the settlement of vested PSUs unless (i) there is an effective registration statement under the Securities Act, or (ii) the Company receives an opinion of the Participant’s legal counsel (concurred by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. Sales of the Shares are also subject to compliance with other laws and regulations, including, but not limited to, U.S. and non-U.S. securities, exchange control, insider trading and market abuse laws, and with the Company’s insider trading policy.

12.
Nature of Grant.

By accepting the Award, the Participant acknowledges, understands and agrees that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)
the grant of PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past;
(c)
all decisions with respect to future PSU grants or other grants, if any, will be at the sole discretion of the Company;
(d)
the Participant is voluntarily participating in the Plan;
(e)
the PSUs and the Shares underlying the PSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)
the PSUs and the Shares underlying the PSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;
(g)
the future value of the shares underlying the PSUs is unknown, indeterminable and cannot be predicted with certainty; and
(h)
no claim or entitlement to compensation or damages will arise from forfeiture of the PSUs resulting from (a) the Participant’s termination of Service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any) or (b) the application of Section 13(c) of this Agreement or any compensation recovery or clawback policies adopted by the Company.
13.
Miscellaneous Provisions.

(a)
Rights of a Stockholder. Prior to settlement of the PSUs in shares of Common Stock, neither the Participant nor the Participant’s representatives will have any rights as a stockholder of the Company with respect to any shares of Common Stock underlying the PSUs.

(b)
Transfer Restrictions. PSUs may not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law, during the Participant’s lifetime. The shares of Common Stock delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, NASDAQ or any stock exchange upon which such shares of Common Stock are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(c)
Clawback Policy. The Participant acknowledges that the Participant is subject to the provisions of Section 12 (Forfeiture Events) and Section 14.6 (Trading Policy and Other Restrictions) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time and/or made applicable by law including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection and Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

(d)
Dividends; Adjustments. The Participant will receive no benefit or adjustment to PSUs with respect to any cash dividend, stock dividend or other distributions; provided that in the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan prior to delivery, the PSUs may be adjusted in accordance with Section 4.5 of the Plan.

(e)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.
(f)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of shares underlying the PSUs. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
(g)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(h)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(i)
Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.
(j)
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any shares acquired under the Plan to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(k)
No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
(l)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Washington, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(m)
Section 409A Compliance. The Company intends that the PSUs will be exempt from, or comply with, the requirements of Section 409A of the Code; provided, however, that the Company makes no representations that the PSUs will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the PSUs. If necessary for exemption from, or compliance with, Section 409A of the Code, each installment that vests or is delivered under an Award in a series of payments or installments will be treated as a separate payment for purposes of Section 409A of the Code.

(n)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(o)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(p)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the PSUs subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Performance Stock Unit Award Agreement as of the dates set forth below.

PARTICIPANT LEAFLY HOLDINGS, INC.

_________________________________ By: ______________________________

Date:_____________________________ Date: _____________________________

[Signature Page – Amended and Restated PSU Award Agreement]

IF " DOCVARIABLE "SWDocIDLocation" " = "1" "WEIL:\98477713\4\58167.0004" ""

Leafly Holdings, Inc.
Annex A to
Amended and Restated Performance Stock Unit Award Agreement

The PSUs are subject to the terms of the Agreement to which this Annex A is attached. Capitalized terms used, but not defined in this Annex A, have same meanings as in the Agreement to which this Annex A is attached.

1. Performance Goals

The PSUs will vest based on achievement of the Performance Goals established for each Performance Period, as set forth below.

(a)
First Performance Period

[●]

(b)
Second Performance Period

[●]

(c) Third Performance Period

[●]

2. Definitions of Performance Goals and Market Cap Milestone

(a) “Top Line Revenue” means total reported revenue in the Company’s Annual Report on Form 10-K (“Form 10-K”) for the applicable Performance Period.

(b) “Adjusted EBITDA” means Adjusted EBITDA as reported in the Company’s Form 10-K for the applicable Performance Period, further adjusted for the impact of any change in accounting due to changes in the form of payment for awards under the annual incentive plan (e.g., any add back to expense for payment of annual incentive awards in the form of stock-based awards instead of cash).

(c) “Market Cap Milestone” means the Company’s achievement of a $1 billion market capitalization for any twenty (20) days during a thirty (30)-day period on or before February 4, 2026.

(d) “Cash Balance” means the amount equal to the Company’s “cash and cash equivalents” less “restricted cash”, each as reflected on the Company’s consolidated balance sheets as of December 31 for the applicable Performance Period.

3. Determination of Vested PSUs.

Following each Performance Period, the Committee will determine the level of achievement of each Performance Goal. The Committee will also determine any achievement of the Market Cap Milestone, achievement of which will result in all then outstanding unvested PSUs becoming vested. Vesting is subject to the Participant’s continuous Service on a Vesting Date. No linear interpolation will apply for any results.